UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2010

ASTA FUNDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26906	22-3388607
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey	07632
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-567-5648

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

At the Annual Meeting of Shareholders for Asta Funding, Inc. held on March 9, 2010, shareholders representing 11,816,855 shares or 82.79% of the 14,272,457 shares of common stock outstanding on the record date of January 26, 2010 were present in person or by proxy, constituting a quorum for the purposes of the Annual Meeting.  Matters voted upon at the Annual Meeting of Shareholders were as follows:

Proposal One: The election of seven directors to the Board of Directors to hold office until the Annual Meeting of Shareholders in 2011 and until their respective successors have been elected.

All of the Board’s nominees were elected. Voting for Proposal One was as follows:

	Authority
Election of Directors	For	Withheld
Gary Stern	6,969,580	328,751
Arthur Stern	6,965,410	332,921
Herman Badillo	6,930,420	367,911
David Slackman	7,112,595	185,736
Edward Celano	6,976,805	321,526
Harvey Leibowitz	7,110,623	187,708
Louis A. Piccolo	7,112,155	186,176

Proposal Two. Ratification of Grant Thornton LLP as the Independent Registered Public Accounting Firm.

Grant Thornton LLP was ratified as the Independent Registered Public Accounting Firm. Voting for Proposal Two was as follows:

	For	Against	Abstain	Broker non-vote

Grant Thornton LLP	11,780,499	17,036	19,320	0

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.

Date: March 12, 2010

By:   /s/ Robert Michel

Robert Michel
Chief Financial Officer